EXHIBIT 6.9
                                                                     -----------

                                 PROMISSORY NOTE
----------------------------------------------------------------------------------------------------------
  Principal     Loan Date    Maturity     Loan No.     Call  Collateral  Account      Officer   Initials
 $395,871.75    05-03-2001   05-15-2005   96256263            12        96256263       LVM
----------------------------------------------------------------------------------------------------------
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
----------------------------------------------------------------------------------------------------------

Borrower:   Easy Money Holding Corporation; ET. AL.      Leader:   First National Bank In Alamogordo
            5295 Greenwich Rd. Suite #108                          414 Tenth Street
            Virginia Beach, VA 23462                               PO Box 9
                                                                   Alamogordo, NM 88310
==========================================================================================================
Principal Amount: $395,871.75      Interest Rate: 12.500%          Date of Note: May 3, 2001

PROMISE TO PAY. Easy Money Holding Corporation and James R. Erbes (referred to in this Note individually and collectively as "Borrower") jointly and severally promise to pay to First National Bank In Alamogordo ("Lender"), or order, in lawful money of the United States of America, the principal amount of Three Hundred Ninety Five Thousand Eight Hundred Seventy One & 75/100 Dollars ($395,871.75), together with interest at the rate of 12.500% per annum an the unpaid principal balance from May 3, 2001, until paid in full.

PAYMENT. Borrower will pay this loan on demand, or if no demand is made, in 48 payments of $10,603.88 each payment. Borrower's first payment is due June 15, 2001, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on May 15, 2005, and will be for all principal and all accrued Interest not yet paid. Payments include principal and interest. The annual interest rate for this Note is computed an a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender my designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest then to principal, and any remaining amount to any unpaid collection costs and late charges.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $25.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrowers obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

LATE CHARGE. If a payment is 11 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $50.00, whichever is less.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due, (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender, (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished, (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrowers property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws,
(e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender, (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note, (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired, (h) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default; (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default. including failure to pay upon final maturity, Lender, at as option, my also, if permitted under applicable law, do one or both of the following, (a) increase the interest rate on this Note to 20.000% par annum, and (b) add any unpaid accrued interest to principal and such sum win bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lenders attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of New Mexico. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Otero County, the State of New Mexico. Subject to the provisions on arbitration, this Note shall be governed by and construed in accordance with the laws of the State of New Mexico.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

COLLATERAL. This Note is secured by a Mortgage from James R. Erbes, a married man dealing in his sole and separate property to First National Bank in Alamogordo dated May 3, 2001 recorded in records of Dona Ana County, New Mexico; a Mortgage from James R. Erbes, a married man dealing in his sole and separate property, to First National Bank In Alamogordo dated December 22, 1998 recorded in Book 910 Pages 603-608 of the records of Otero County, New Mexico, an Assignment of Deposit Account dated June 16, 2000; a Commercial Pledge and Security Agreement dated December 22, 1998; a Commercial Pledge and Security, Agreement dated June 16, 2000; a Commercial Guaranty of David Greenberg dated December 22, 1998; Commercial Guaranty of Tami Van Gorder dated December 22, 1998; Commercial Guaranty of James R. Erbes December 22,1998 and a Mortgage from James R. Erbes, a married man dealing in his sole and separate property to First National Bank in Alamogordo dated December 17, 1999, recorded in Book 924 in Book 101-106 of the records of Otero county, New Mexico, a Mortgage from James
R. Erbes to First National Bank in Alamogordo dated January 16, 2001 recorded in Book 977, Pages 826-83l in the records of Otero County, Now Mexico; an Assignment of Deposit Account dated November 14, 2000; a Commercial Security Agreement dated January 16, 2001; an Assignment of Land Sale Contract dated January 16, 2001 recorded in Book 977 Pages 837-841; Assignment of Land Sale Contract dated January 16, 2001 recorded in Book 977 Pages 821-825; Assignment of Land Sale Contract dated January 16, 2001 recorded in Book 977 Pages 832-836; Assignment of Land Sale Contract dated January 16, 2001 recorded in Book 977 Pages 842-846; Assignment of Escrow Account dated January 16, 2001 recorded in Book 977 Pages 859-862; Assignment of Escrow Account dated January 16, 2001 recorded in Book 977 Pages 855-858; Assignment of Escrow Account dated January 16, 2001 in Book 977 Pages 851-854; Assignment of Escrow Account dated January 16, 2001 recorded in Book 977 Pages 847-850 all recorded in the records of Otero County, New Mexico.

ARBITRATION. Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any collateral securing this Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property; including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing this Note, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing this Note, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

FINANCIAL STATEMENTS. Borrower agrees to furnish Lender with annual financial statements, to include a balance sheet and profit and loss for the life of the loan. If annual financial statements are not delivered to the Lender within 150 days of the expiration date of the prior financial statements, Lender reserves the right to increase the interest rate on the loan by 200 basis points above the then existing rate on the promissory note. (Initial Here DG). Borrower is also required to furnish Quarterly Financial Statements in addition to Annual Audited Financial Statements.

RENEWAL. THIS LOAN IS A RENEWAL OF NOTE DATED DECEMBER 17, 1999 and loan dated June 16, 2000 BETWEEN EASY MONEY HOLDING CORPORATION and JAMES R. ERBES to FIRST NATIONAL BANK IN ALAMOGORDO.

GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower: (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) after, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payments or other terms any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms and controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. EACH BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

Easy Money Holding Corporation

By: /s/________________________________       X /s/ _________________________________________
       David Greenberg, President                   David Greenberg, Individually & Severally

By: /s/________________________________       X /s/_________________________________________
       Tami Van Gorder, Secretary                  Tami Van Gorder, Individually & Severally

X_________________________________
   James R. Erbes, Co-Borrower

=============================================================================================

                            NOTICE OF FINAL AGREEMENT
----------------------------------------------------------------------------------------------------------
  Principal     Loan Date    Maturity     Loan No.     Call  Collateral  Account      Officer   Initials
 $395,871.75    05-03-2001   05-15-2005   96256263            12        96256263       LVM
----------------------------------------------------------------------------------------------------------
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
----------------------------------------------------------------------------------------------------------

==========================================================================================================

Borrower;   Easy Money Holding Corporation; ET. AL.     Lender:   First National Bank in Alamogordo
            5295 Greenwich Rd. Suite # 108                        414 Tenth Street
            Virginia Beach, VA 23462                              PO BOX 9
                                                                  Alamogordo, NH 88310

--------------------------------------------------------------------------------
WRITTEN AGREEMENTS. Each Party who signs below, other than First National Bank in Alamogordo, acknowledges, represents, and warrants to First National Bank in Alamogordo that it has received, read and understood this Notice of Final Agreement. This Notice is Dated May 3, 2001.

--------------------------------------------------------------------------------
By signing this document each Party represents and agrees that: (a) The written Loan Agreement represents the final agreement between the Parties, (b) There are no unwritten oral agreements between the Parties, and (c) The written Loan Agreement may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the Parties.

As used in this Note, the following terms have the following meanings:

         Loan. The term "Loan" means the following described loan: a Fixed Rate (12.500%), Nondisclosable Installment Loan to Easy Money Holding Corporation and James R. Erbes for $395,871.75 due on May 15, 2005.

         Parties. The term "Parties" means First National Bank in Alamogordo and any and all entities or individuals who are obligated to repay the loan or have pledged property as security for the Loan, including without limitation the following:

                  Borrower:                 Easy Money Holding Corporation
                  Co-Borrower:              James R. Erbes
                  Grantor #1:               Tami VanGorder
                  Grantor #2:               James R. Erbes
                  Grantor #3:               Easy Money Holding Corporation
                  Guarantor #1:             David Greenberg and Tami VanGorder
                  Guarantor #2:             James R. Erbes

         Loan Agreement. The term "Loan Agreement" means one or more promises, promissory notes, agreements, undertakings, security agreements, deeds of trust or other documents, or commitments, or any combination of those actions or documents, relating to the Loan, including without limitation the following:

--------------------------------------------------------------------------------
                                  (Continued)

----------------------------------------------------------------------------------------------
                                 NECESSARY FORMS

Corporate Resolution to Borrow                      Corporate Resolution to Grant Collateral
Promissory Note / Change in Terms Agr.                    Commercial Guaranty
Security Agreement                                        Commercial Pledge Agreement
Acknowledgment Pledge & Security Interest                 Regulation U-1 Statement
Irrevocable Stock or Bond Power                           Assignment of Deposit Account
Mortgage / Security Deed                                  Standard Flood Hazard Determination
UCC - 1                                                   Agreement to Provide Insurance
Freedom to Choose Insurance Co. - NM                Disbursement Request and Authorization
Notice of Final Agreement

                                 OPTIONAL FORMS

Stock Valuation Update                              Request for Taxpayer ID Num. & Certif.

----------------------------------------------------------------------------------------------

Each Party who signs below, other than First National Bank in Alamogordo, acknowledges, represents, and warrants to First National Bank in Alamogordo that it has received, read and understood this Notice of Final Agreement. This Notice is Dated May 3, 2001.


BORROWER:

Easy Money Holding Corporation

By: /s/_________________________________      By: /s/___________________________
       David Greenberg, President                    Tami VanGorder, Secretary


CO-BORROWER:

X__________________________________
 James R. Erbes


GRANTOR:

X /s/ _________________________________
      Tami VanGorder

GRANTOR:

X__________________________________
 James R. Erbes


GRANTOR:

Easy Money Holding Corporation

By /s/ _________________________________       By /s/___________________________
       David Greenberg, President                    Tami VanGorder, Secretary


GUARANTOR:

X /s/ ___________________________________
      David Greenberg


X /s/___________________________________
     Tami VanGorder


GUARANTOR:

X___________________________________
 James R. Erbes


LENDER:

First National Bank in Alamogordo


By__________________________________
  Authorized Officer

================================================================================